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                 WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

                            ANIMAL PASSPORTS, INC.,

                             A NEVADA CORPORATION

                ACTING IN LIEU OF FIRST ORGANIZATIONAL MEETING

                              DECEMBER __, 1998


     The undersigned, being all of the Directors of the above named corporation, do hereby unanimously adopt the following resolutions and consent to their adoption as actions of the Board of Directors of said corporation pursuant to
Section 78.315 of the Nevada Revised Statutes ("Nevada General Corporate Law"):

     ADOPTION OF BYLAWS

          WHEREAS, it is necessary to adopt a form of Bylaws for the regulation of the affairs of this corporation; and

          WHEREAS, it is deemed to be in the best interests of this corporation to adopt the form of Bylaws attached hereto;

          NOW, THEREFORE, BE IT RESOLVED, that the form of Bylaws attached hereto is adopted as the Bylaws of this corporation;

          RESOLVED, FURTHER, that the Secretary of the corporation is directed to certify one copy of the Bylaws and keep that copy at the corporation's principal executive office, where it shall be open to inspection by the shareholders at all reasonable times during office hours, and to certify another copy of the Bylaws and insert that copy in the minute book of the corporation.


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          ADOPTION OF CORPORATE SEAL

          WHEREAS, it is deemed advisable for the corporation to adopt a form of corporate seal;

          NOW, THEREFORE, BE IT RESOLVED, that a corporate seal is adopted as the seal of the corporation in the form of two concentric circles, with the name of the corporation between the two circles and the date and state of incorporation within the inner circle; and

          RESOLVED FURTHER, that the Secretary is directed to affix an impression of the corporate seal to this written consent in the margin opposite this resolution.


                                                  (SEAL)


     ADOPTION OF SHARE CERTIFICATE

          WHEREAS, it is deemed to be in the best interests of the corporation to adopt and approve for use by the corporation a form of share certificate;

          NOW, THEREFORE, BE IT RESOLVED, that the form of share certificate presented to this Board is hereby adopted and approved for use by this corporation and the Secretary is hereby directed to insert a copy of such form of share certificate in the corporation's minute book immediately following the minutes of this meeting;

          RESOLVED FURTHER, that the share certificates shall be consecutively numbered beginning with number one; shall be issued only when the signature of the president or vice president and secretary, assistant secretary or chief financial officer and corporate seal are affixed to the certificates; and shall also bear any other legends regarding ownership, issuance, and transferability of the shares required by the Nevada General Corporation Law or the California Corporations Code.


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     DESIGNATION OF PRINCIPAL EXECUTIVE OFFICE

          WHEREAS, it is necessary to designate the location of the principal executive office of the corporation;

          NOW, THEREFORE, BE IT RESOLVED, that c/o AVID Identification Systems, Inc., 3179 Hamner Avenue, Norco, California 91760 be and hereby is designated as the principal executive office for the transaction of business of this corporation.

     ELECTION OF OFFICERS

          WHEREAS, it is necessary to the business of the corporation to elect officers to take office immediately to manage the day-to-day business operations;

          NOW, THEREFORE, BE IT RESOLVED, that the following individual is hereby elected to serve in the offices indicated next to his name in accordance with the Bylaws of the corporation and all applicable laws:


                            Name                         Title


                   Hannis L. Stoddard III             President
                                               (Chief Executive Officer)

                        Peter Troesch                  Secretary

                        Peter Troesch                 Treasurer
                                               (Chief Financial Officer)

     DEPOSITORIES OF FUNDS

          WHEREAS, it is necessary to provide for the depositories of funds of the corporation and to authorize certain officers to deal therewith;


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          NOW, THEREFORE, BE IT RESOLVED, that the President and the Secretary of this corporation, acting together, are hereby authorized:

               (a) to designate one or more banks, trust companies, or other similar institutions as depositories of the funds, including, without limitation, cash and cash equivalents, of this corporation;


               (b) to open, keep, and close general and special bank accounts, including general deposit accounts, payroll accounts, and working fund accounts, with any such depository;


               (c) to cause to be deposited in such accounts with any such depository, from time to time, such funds, including, without limitation, cash and cash equivalents, of this corporation as such officers deem necessary or advisable, and to designate or change the designation of the officer or officers and agent or agents of this corporation who will be authorized to make such deposits and to endorse checks, drafts, or other instruments for such deposits;

               (d) from time to time to designate or change the designation of the officer or officers and agent or agents of this corporation who will be authorized to sign or countersign checks, drafts, or other orders for the payment of money issued in the name of this corporation against any funds deposited in any of such accounts, and to revoke any such designation;

               (e) to authorize the use of facsimile signatures for the signing or countersigning of checks, drafts, or other orders for the payment of money, and to enter into such agreements as banks and trust companies customarily require as a condition for permitting the use of facsimile signatures;

               (f) to make such general and special rules and regulations with respect to such accounts as they may deem necessary or advisable; and


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               (g)  to complete, execute, and/or certify any customary printed blank signature card forms in order to conveniently exercise the authority granted by this resolution and any resolutions printed thereon shall be deemed adopted as part hereof;

          RESOLVED, FURTHER, that all form resolutions required by any such depository or which hereafter may be required by any such depository are hereby adopted in the form utilized by the depository, and the Secretary of this corporation is hereby authorized and directed to certify such resolutions as having been adopted by this written consent of the sole Director and is hereby authorized and directed to insert the form of such resolutions in the Minute Book;

          RESOLVED, FURTHER, that any such depository to which a copy of these resolutions certified by the Secretary of this corporation shall have been delivered shall be entitled to rely thereon for all purposes until it shall have received written notice of the revocation or amendment of these resolutions by the sole Director; and

          RESOLVED, FURTHER, that the President and Treasurer are hereby authorized, each acting alone, to execute checks, drafts, or other items, for and on behalf of this corporation.

     FISCAL YEAR END

          WHEREAS, it would be advisable for the corporation to establish the corporation's fiscal year;

          NOW, THEREFORE, BE IT RESOLVED, that the fiscal year of this corporation shall end on December 31 of each year.

     INCORPORATION EXPENSES

          WHEREAS, it is necessary to pay the fees and expenses which have been incurred in connection with the incorporation and organization of this corporation;

          NOW, THEREFORE, BE IT RESOLVED that the officers of this corporation be and each of them hereby is authorized and directed to pay the expenses of the incorporation and organization of the corporation and to reimburse the persons advancing funds to the corporation for this purpose.


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     AGENT FOR SERVICE OF PROCESS

          WHEREAS, it is deemed to be in the best interests of this corporation to confirm as the corporation's agent for the purpose of service of process the person named as the initial agent in the Articles of Incorporation of this corporation;

          NOW, THEREFORE, BE IT RESOLVED, that GKL Statutory Agent & Filing Services, Inc., named as the initial agent for service of process in the Articles of Incorporation of the corporation, be and hereby is confirmed as the corporation's agent for the purpose of service of process.

     LIST OF OFFICERS, DIRECTORS AND AGENT

          WHEREAS, the corporation must file a "List Of Officers, Directors and Agent" with the Nevada Secretary of State, as required by Section 78.150 of the Nevada General Corporation Law

          NOW, THEREFORE, BE IT RESOLVED, that the officers of this corporation be and each of them hereby is authorized and directed to prepare, and to file or cause to be filed with the Nevada Secretary of State the necessary "List Of Officers, Directors and Agent" in compliance with the Nevada General Corporation Law.

     RESIGNATION OF INCORPORATOR

          WHEREAS, Melanie M. Wayne, the incorporator of this corporation, has performed all acts required of her as incorporator, and she therefore has submitted her resignation as incorporator;

          NOW, THEREFORE, BE IT RESOLVED, that the resignation of Melanie M. Wayne as incorporator, as presented to this Board and attached hereto as Exhibit A, is hereby accepted, effective immediately.


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     The original executed copy of this document shall be filed with the Minutes of the proceedings of the Board of Directors of this corporation.

     IN WITNESS WHEREOF, the undersigned have executed this Written Consent, effective as of the date first written above.

                                    /s/ Hannis L. Stoddard III
                                   -------------------------------

                                   Hannis L. Stoddard III

                                    /s/ Lawrence O. Perl
                                   -------------------------------
                                   Lawrence O. Perl


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                                    EXHIBIT "A"

                            RESIGNATION OF INCORPORATOR


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                            RESIGNATION OF INCORPORATOR

TO:       ANIMAL PASSPORTS, Inc. and to the Board of Directors thereof:


     I, Melanie M. Wayne, hereby resign as incorporator of Animal Passports, Inc., a Nevada corporation, effective as of December __, 1998.


Signed as of December ___, 1998.


                                         /s/ Melanie M. Wayne
                                        ----------------------------
                                        Melanie M. Wayne


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